Exhibit 4.1.4

MARIMED, INC.

12% CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR APPLICABLE STATE LAW. THIS NOTE AND THE SHARES UNDERLYING THIS NOTE MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

$900,000 April 23, 2020

FOR VALUE RECEIVED, MARIMED, INC., a Delaware corporation with its principal office at 10 Oceana Way Norwood, MA 02062 ("Company") unconditionally promises to pay to the order of BEST BUDS FUNDING LLC, with its principal offices at c/o BLDG Management, 417 Fifth Ave., Suite 400, New York, NY 10016, or its successors and assigns ("Holder"), on June 30, 2020, subject to conversion or earlier prepayment as provided herein (in any event, and as such date may be accelerated under Section 1 hereof, the "Maturity Date"), the principal amount of Nine Hundred Thousand Dollars ($900,000), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest on the unpaid balance of said principal amount from time to time outstanding at the rate of twelve (12%) percent per annum. Payments of principal and interest are to be made at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing.

The Company herein acknowledges that this Note is being made and delivered under the terms of a Note Extension Agreement ("Note Extension Agreement") of even date herewith by and among Holder, as lender, and each of Company, Marimed Advisors, Inc. ("Marimed Advisors"), and Mari Holdings MD LLC ("MHM" and, collectively with the Company, Marimed Advisors and MHM, the "Marimed Companies"), as the borrower parties. The Note Extension Agreement is attached hereto as Schedule A and incorporated herein by reference. In the event of any conflict between this Note and the Note Extension Agreement, the terms of this Note shall govern. Among the terms contained in the Note Extension Agreement, it is acknowledged that this Note shall be cross-collateralized by any and all security interests and related rights granted by the Marimed Companies to Payee under the terms of the 2018 Note and the Mezzanine Note (as same are defined in the Note Extension Agreement), including, but not limited to, a first priority security interest in each of the Hagerstown Property and Annapolis Property (as each is defined in the Note Extension Agreement) and other property and collateral as prescribed by the Note Extension Agreement and the Hagerstown Deed of Trust, Annapolis Deed of Trust, the Security Agreement and Guaranty (as each is defined in the Note Extension Agreement) as same are deemed modified by the Note Extension Agreement.

1. Events of Default.

1.1 Upon the occurrence of any of the following events (herein called "Events of Default"):

(a) The Company shall fail to pay the principal of or interest on this Note on the Maturity Date;

(b) Any of the Marimed Companies shall be declared in default under the 2018 Note or Mezzanine Note or shall breach any representation, warranty or covenant (subject to any prescribed

cure periods specifically prescribed) under the terms of the Note Extension Agreement, this Note, the 2018 Note, the Mezzanine Note, the Security Agreement, the Guaranty, the Hagerstown Deed of Trust, or the Annapolis Deed of Trust.

(c) (1) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (2) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (4) the Company shall make a general assignment for the benefit of creditors;

(d) (1) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the appointment of a receiver, conservator, trustee or similar officer for the Company for any of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (3) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged;

(e) The Company shall default with respect to any indebtedness of $500,000 or more for borrowed money (other than under this Note) if either (1) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (2) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods); or

(f) Any judgment or judgments against the Company or any attachment, levy or execution against any of its properties for any amount in excess of $500,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of forty-five (45) days or more after its entry, issue or levy, as the case may be.

then, and in any such event, the Holder, at its option and with written notice to the Company, may declare the entire principal amount of this Note then outstanding together with accrued unpaid interest thereon immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note. If the Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal of and interest on this Note from the date of the Event of Default up to and including the date of payment at a rate equal to the lesser of sixteen percent (16%) per annum or the maximum interest rate permitted by applicable law.

1.2 Non-Waiver and Other Remedies. No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

1.3 Collection Costs; Attorney's Fees. In the event this Note is turned over to an attorney for collection or Holder otherwise seeks advice of an attorney in connection with the exercise of its rights hereunder upon the occurrence of an Event of Default, the Company agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses and all out of pocket expenses incurred in

connection with such collection efforts, which amounts may, at the Holder's option, be added to the principal hereof.

2. Unconditional Obligation; Covenants.

2.1 Unconditional Obligation. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

2.2 Affirmative Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

(a) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

(b) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof;

(c) Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements ("Requirement(s)") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials, or officers, that are applicable to the Company; except where the failure to comply would not have a material adverse effect on the Company; provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

3. Conversion.

3.1 Conversion. During the period commencing two business days prior to the Maturity Date and ending ten business days after the Maturity Date, 50% of the principal and interest then outstanding on this Note are convertible, in whole, but not in part, at any time, at the election of the Company or Holder, into that number of shares of the Company's common stock ("Shares") determined by dividing 50% of the principal and interest owing on the Notes at the time of conversion by the average closing price per share of the Company's common stock on the twenty consecutive trading days prior to the date of conversion as reported by the OTC BB (the "Conversion Price"). If the Company's common stock is not traded on the OTC BB, Nasdaq, NYSE or other nationally recognized United States based exchange at the time of conversion, or if the Company is not a reporting company under the Securities Exchange Act of 1934, as amended, at the prescribed time of conversion, the Company shall have no right to exercise the conversion rights prescribed hereby and all principal and interest shall be due and owing, and payable only, in cash, unless the conversion right is exercised by the Holder. In the event the Company has not satisfied in full the payment of all principal and interest due and owing under this Note through cash payment, or as may be permitted hereby, in cash and Shares, the Holder shall have the right, exercisable at any time during the six month period following the Maturity Date, to convert all principal and interest under this Note that due at the time of such conversion (including any default interest) into Shares at the Conversion Price.

3.2 Mechanics and Effect of Conversion. In connection with any conversion under Section 3.1, Holder shall surrender this Note to the Company at its principal executive office, together, in

circumstances of Holder's exercise of the conversion rights prescribed hereby, Holder's written instructions to convert same. The Company shall, as soon as practicable, but not later than five (5) business days after receipt of the Note (and conversion instructions if applicable), issue and deliver to a location in the United States designated by the Holder certificates representing the securities to which the Holder shall be entitled as aforesaid.

3.3 Fractional Shares. The Company shall not be required to issue fractions of shares of common stock upon conversion. If any fractions of a share would, but for this Section 3.4, be issuable upon any conversion, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares.

3.4 Reservation of Shares. The Company shall reserve and shall at all times have reserved out of its authorized but unissued shares of common stock sufficient shares of common stock to permit the conversion of the unpaid principal amount and interest pursuant to this Section 3. All shares of common stock that may be issued upon conversion shall be validly issued, fully paid and nonassessable.

3.5 Investment Purpose. In the event of conversion as contemplated by Section 3.1, the Holder acknowledges and agrees that it will acquire the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; *provided, however*, that by making the representations herein, the Holder reserves the right to dispose of the Shares at any time in accordance with or pursuant to an effective registration statement covering such Shares or an available exemption under the Securities Act.

3.6 Accredited Holder Status. The Holder is an "Accredited Holder" as that term is defined in Rule 501(a)(3) of Regulation D.

3.7 Reliance on Exemptions. The Holder understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

3.8 Information. The Holder and its advisors (and or, its counsel), have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding its acquisition of the Shares, which have been requested by the Holder. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.

3.9 Transfer or Resale. The Holder understands that except as provided in Section 4: (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form to the Company's transfer agent pursuant to the Irrevocable Transfer Agent Instructions, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, "Rule 144"), in each case following the applicable holding period set forth therein; (ii) any sale of the Shares made in reliance on Rule 144 may be made

only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.10 Legends. The Holder agrees to the imprinting on the certificate representing the Shares of a restrictive legend in substantially the following form:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

4. Registration Rights. The Company has agreed to file a registration statement with the SEC or include the shares of Common Stock which may be issued upon conversion of this Note on a registration statement already filed with the Commission under the terms of the Note Extension Agreement. These registration rights shall inure to the benefit of the transferees of this Note and the shares underlying it.

5. Miscellaneous.

5.1 Required Consent. The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

5.2 Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

5.3 Benefit. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

5.4 Notices. All notices, requests, consents and other communications under this Note must be in writing and is sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed as follows:

Holder or Company: At the address designated on page 1 of this Note and in the case of the Company, with a copy to (which will not constitute notice to the Company):

Kurzman Eisenberg Corbin & Lever, LLP
One North Broadway, 12th Floor
White Plains, NY 10601
Attention: Kenneth S. Rose, Esq.
Email: krose@kelaw.com

and

Graubard Miller
405 Lexington Avenue
New York, New York 10174
Attention: Brian L. Ross, Esq.
Email: bross@graubard.com

or to such other address as any of them, by notice to the others, may designate from time to time.

5.5 Governing Law and Jurisdiction. This Note will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Holder hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Note will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

5.6 Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

5.7 Survival of Agreements. The agreements contained herein shall survive the delivery of this Note.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

MARIMED, INC.

By: ______________________________

EXHIBIT A

NOTE EXTENSION AGREEMENT